Exhibit 99.1

PRESS RELEASE

WellPoint Names Swedish Chief Executive Officer

Experienced Health Care Executive Selected to Lead Organization

INDIANAPOLIS—February 12, 2013—WellPoint, Inc. (NYSE: WLP) today announced that its board of directors has elected Joseph Swedish as the company’s new chief executive officer, effective March 25, 2013. Swedish, 61, who most recently served as President and Chief Executive Officer for Trinity Health Corporation, succeeds interim chief executive officer John Cannon. Cannon will remain with WellPoint, and in addition to his role as Executive Vice President of Legal & Public Affairs he will help guide the transition, providing continuity and operational leadership.

“Joe embodies the leadership and visionary qualities we value in our chief executive, and the board is confident that under his leadership we will achieve our full potential for future growth and success,” said Jackie M. Ward, chair of the WellPoint Board of Directors. “He brings to WellPoint an extensive track record leading large, complex health care organizations through diverse challenges in difficult market and regulatory environments, and his experience will be invaluable to WellPoint as we continue to find innovative ways to collaborate with providers in an effort to improve quality outcomes and reduce the cost of care. Joe’s background, in concert with our management’s insurance market expertise, creates a team uniquely qualified to manage all facets of our evolving health care system.

“In 24 years as a CEO, he has had tremendous success growing and advancing health care systems by improving core operations, initiating financial restructurings, and expertly integrating strategic mergers and acquisitions,” Ward said. “He is an agile leader at a time when major transformations are requiring health benefit companies to examine new ways to better serve our stakeholders.”

Ward concluded, “I’d like to thank John Cannon for his extraordinary contributions to WellPoint throughout his tenure as interim CEO. John took important steps over the past five and a half months to improve WellPoint’s execution, increase shareholder value, refine the company’s strategy and reorganize our core operations to better support our strategic growth opportunities. This has created a strong, positive momentum in our operations that Joe will build on in the months and years to come.”

“I am honored to be chosen to lead WellPoint,” said Swedish. “Having spent my entire career in health care, I have a strong sense of the market in which the company operates and I am energized by the dynamic changes currently taking place in the industry. I’m committed to ensuring that WellPoint remains a market leader, and I look forward to working with my new colleagues to profitably grow and enhance this organization in a changing market environment.”

Swedish has 40 years’ experience in health care, holding senior executive positions at multi-institutional health care systems, university- and community-based academic medical centers, integrated delivery systems and regional rural referral hospitals. He most recently served as President and Chief Executive Officer of Trinity Health Corporation, a multi-state integrated health care delivery system which operates 47 hospitals in 10 states, since December 2004.

While at Trinity, he accelerated financial and operational performance, growing revenue from less than $6 billion in 2005 to approximately $9 billion in 2012 and doubling operating margins. He vastly streamlined Trinity’s health care delivery by improving clinical and business processes and integrating IT platforms hard wired in evidence-based best practices. He also spearheaded the “Lead the Way and Find a Way” health care reform campaign that advocated for systematic health care delivery changes based on principles of advancing health care reform. In this role, he has worked closely with multiple bipartisan congressional delegations to actively influence health reform discussions. In 2011, he engineered a successful acquisition of Loyola University Health System – Chicago, and recently signed the definitive agreement for a merger with Catholic Health East, which will make the new organization the fifth-largest U.S.-based health system, serving 21 states with $13 billion in revenues.

Prior to joining Trinity Health, Swedish was President and CEO of Centura Health, the largest health care provider in Colorado. He has also served as President of the East Florida and Central Florida Divisions for the Hospital Corporation of America from 1994 through 1998. He earned his bachelor’s degree from the University of North Carolina at Charlotte and his master’s degree in health administration from Duke University.

Swedish has served on the boards of three publicly-traded corporations: Coventry Health Care, Inc. from 2010 to 2013; Cross Country Health care, Inc. from 2002 to 2005; and RehabCare Group, Inc., from 2003 to 2005. He is Chairman-elect of the 2013 Health Care Systems Governing Council of the American Hospital Association as well as past chairman of the Medicare Wage Index Task Force and a member of the Equity of Care Council. In addition, he is Chairman of the Catholic Health Association and Director of Loyola University Chicago, the National Quality Forum and the Health Care Education Trust.

WellPoint Contacts:

Investor Relations	Media
Doug Simpson, 212-476-1473	Kristin Binns, 917-697-7802

About WellPoint, Inc.

At WellPoint, we believe there is an important connection between our members’ health and well-being—and the value we bring our customers and shareholders. So each day we work to improve the health of our members and their communities. And, we can make a real difference since we have more than 36 million people in our affiliated health plans, and nearly 67 million people served through our subsidiaries. As an independent licensee of the Blue Cross and Blue Shield Association, WellPoint serves members as the Blue Cross licensee for California; the Blue Cross and Blue Shield licensee for Colorado, Connecticut, Georgia, Indiana, Kentucky, Maine, Missouri (excluding 30 counties in the Kansas City area), Nevada, New Hampshire, New York (as the Blue Cross Blue Shield licensee in 10 New York City metropolitan and surrounding counties and as the Blue Cross or Blue Cross Blue Shield licensee in selected upstate counties only), Ohio, Virginia (excluding the Northern Virginia suburbs of Washington, D.C.), and Wisconsin. In a majority of these service areas, WellPoint’s plans do business as Anthem Blue

Cross, Anthem Blue Cross and Blue Shield, Blue Cross and Blue Shield of Georgia and Empire Blue Cross Blue Shield, or Empire Blue Cross (in the New York service areas). WellPoint also serves customers throughout the country as UniCare and in certain markets through our Amerigroup and CareMore subsidiaries. Our 1-800 CONTACTS, Inc. subsidiary offers customers online sales of contact lenses, eyeglasses and other ocular products. Additional information about WellPoint is available at www.wellpoint.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

WellPoint and its representatives may from time to time make written and oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA), including statements in this press release, in presentations, filings with the Securities and Exchange Commission, or SEC, reports to shareholders and in meetings with analysts and investors. The projections referenced in this press release are forward-looking and they are intended to be covered by the safe harbor for “forward-looking statements” provided by PSLRA. Words such as “expect(s)”, “feel(s)”, “believe(s)”, “will”, “may”, “anticipate(s)”, “intend”, “estimate”, “project” and similar expressions are intended to identify forward-looking statements, which generally are not historical in nature. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include: those discussed and identified in the public filings that we and AMERIGROUP Corporation have made with the SEC; increased government participation in, or regulation or taxation of, health benefits and managed care operations, including, but not limited to, the impact of the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010; trends in health care costs and utilization rates; our ability to secure sufficient premium rates including regulatory approval for and implementation of such rates; our ability to contract with providers consistent with past practice; our ability to integrate and achieve expected synergies and operating efficiencies in the AMERIGROUP Corporation and 1-800 CONTACTS, Inc. acquisitions within the expected timeframes or at all and to successfully integrate our operations, as such integrations may be more difficult, time consuming or costly than expected, revenues following the transactions may be lower than expected and operating costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients and suppliers, may be greater than expected following the transactions; competitor pricing below market trends of increasing costs; reduced enrollment, as well as a negative change in our health care product mix; risks and uncertainties regarding Medicare and Medicaid programs, including those related to non-compliance with the complex regulations imposed thereon and funding risks with respect to revenue received from participation therein; a downgrade in our financial strength ratings; litigation and investigations targeted at our industry and our ability to resolve litigation and investigations within estimates; medical malpractice or professional liability claims or other risks related to health care services provided by our subsidiaries; risks inherent in selling health care products in the consumer retail market; our ability to repurchase shares of our common stock and pay dividends on our common stock due to the adequacy of our cash flow and earnings and other considerations; non-compliance by any party with the Express Scripts, Inc. pharmacy benefit management services agreement, which could result in financial penalties, our inability to meet customer demands, and sanctions imposed by governmental entities, including the Centers for Medicare and Medicaid Services; events that result in negative publicity for us or the health benefits industry; failure to effectively maintain and modernize our information systems and e-business organization and to maintain good relationships with third party vendors for information system resources; events that may negatively affect our licenses with the Blue Cross and Blue Shield Association; possible impairment of the value of our intangible assets if future results do not adequately support goodwill and other intangible assets; intense competition to attract and retain employees; unauthorized disclosure of member sensitive or confidential information; changes in the economic and market conditions, as well as regulations that may negatively affect our investment portfolios and liquidity; possible restrictions in the payment of dividends by our subsidiaries and increases in required minimum levels of capital and the potential negative effect from our substantial amount of outstanding indebtedness; general risks associated with mergers and acquisitions; various laws and provisions in our governing documents that may prevent or discourage takeovers and business combinations; future public health epidemics and catastrophes; and general economic downturns. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Except to the extent otherwise required by federal securities law, we do not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in our SEC reports.